CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Form S-1 Registration Statement (Registration No. 333-171928) of our report dated March 31, 2011, relating to the financial statements of AIVtech International Group Co. and Subsidiaries as of and for the year ended December 31, 2010 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/S/Friedman LLP
Friedman LLP Marlton, New Jersey

December 29, 2011